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                                                                    Exhibit 3.73


               Prescribed by
               Bob Taft, Secretary of State                   Charter
               No.
               30 East Broad Street, 14th Floor               Approved
               Columbus, Ohio 43266-0418
                                                              Date
               Form C-108 (January 1991)                      Fee

                CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
                                       Of

 The Office Furniture Store, Inc.
                                           (Name of Corporation)
 Kathleen M. Delaney                       , who is:


 Chairman of the Board     President         x   Vice President (check one)
                                           -----

 and

 Mark D. Director          Secretary         x   Assistant Secretary (check one)
                                           -----


 / /  a meeting of the shareholders was duly called and held on the the      day
      of              , 19  ' at which meeting a quorum of the shareholders
      was present in person or by proxy, and that by the affirmative vote of the
      holders of shares entitling them to exercise                   % of the
      voting power if the corporation,

 / / in a writing signed by all the shareholders who would be entitled to a notice of a meeting held for that purpose,

   the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto.


                        AMENDED ARTICLES OF INCORPORATION


 FIRST: The name of the corporation is: The Office Furniture Store, Inc. --

 SECOND: The place in the State of Ohio where its principal office is located is in the City of

 Cincinnati                         Hamilton                             County.

 THIRD: The purposes of the corporation are as follows:

 To engage in any lawful act or activity for which corporations may be formed under Sections 1201.01 to 1701.98, inclusive, of the Ohio Revised Code.


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 FOURTH: The number of shares which the corporation is authorized to have outstanding is: 1,000 shares of common Stock, with no par value

 FIFTH: These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

      IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this 25th day of September, 1998


                                              THE OFFICE FURNITURE STORE, INC.

                                        BY:         /s/ Kathleen M. Delaney
                                              ----------------------------------
                                              Kathleen M. Delaney
                                              (President or Vice President)


                                        BY:          /s/ Mark D. Director
                                             -----------------------------------
                                              Mark D. Director
                                              (Secretary or Assistant Secretary)


 NOM Ohio law does not permit one officer or sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.